Exhibit 99.2
VF CORPORATION PROGRESSED ON TRANSFORMATION IN ITS THIRD QUARTER FISCAL 2026 DELIVERING REVENUE GROWTH, MARGIN EXPANSION AND DEBT REDUCTION
DENVER, January 28, 2026 – VF Corporation (NYSE: VFC) today reported financial results for its third quarter (Q3'26) ended December 27, 2025, and the Company's Board of Directors authorized a quarterly per share dividend of $0.09. These financial results are also reflected in a presentation available on the Investor Relations website at ir.vfc.com.
Bracken Darrell, President and CEO, said: "In Q3, we delivered growth during our peak holiday quarter and beat revenue and operating income guidance. The North Face® and Timberland® each grew 8% and 5% on a constant dollar basis, while Vans® results were as we expected. The Americas region had its strongest performance in over three years, while global DTC inflected to growth. We remain on track to deliver our medium-term financial targets and are excited about the future of the business."
Strong execution during holidays, led by the Americas region and DTC channel
•Completed sale of Dickies® during the quarter; disclosed Q3’26 figures are shown on both reported and adjusted excluding Dickies® ("ex Dickies®") bases
•The North Face®, +8% vs. LY or +5% C$, delivered growth during the brand's peak season
•Product newness and digital performance drove holiday period at Vans®, (8%) vs. LY or (10%) C$
•Timberland®, +8% vs. LY or +5% C$, delivered fifth consecutive quarter of growth
•Americas region, +2% vs. LY; ex Dickies® +6% C$ with DTC and Wholesale channels up vs. LY
•Global DTC performance inflected to positive, +4% vs. LY or +3% C$ ex Dickies®, driven by Digital
Q3'26 Financial Review

	Reported	Adjusted ex Dickies®
Revenue % vs. LY	+1%	+4%
Revenue % vs. LY (C$)	(1%)	+2%
Gross margin	56.6%	57.0%
	+30bps vs. LY	+10bps vs. LY
SG&A % of revenue	45.5%	44.9%
	-100bps vs. LY	-20bps vs. LY
Operating income	$289M	$341M
	vs. LY of $226M	vs. LY of $318M
Operating margin	10.1%	12.1%
	+210bps vs. LY	+30bps vs. LY
Earnings per share	$0.76	$0.58
	vs. LY of $0.43	vs. LY of $0.61
Q4'26 and FY'26 Financial Outlook1
•Q4'26:
•Revenue flat to +2% C$ vs. LY
•Adjusted OI of $10M to $30M
•FY'26:
•Free cash flow up vs. LY
◦Adjusted OI up vs. LY
◦Operating cash flow up vs. LY
•FYE'26 leverage at or below 3.5x, progressing towards medium-term target

1 Q4'26 and FY'26 P&L guidance exclude Dickies® in current and prior years;
FY'26 free and operating cash flow guidance on a reported basis, including Dickies® through the date of sale in Q3'26

Webcast Information
VF management will host its third quarter Fiscal 2026 conference call beginning at approximately 8:00 a.m. ET today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
Dividend Declared
VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on March 19, 2026, to shareholders of record at the close of business on March 10, 2026.
About VF
VF Corporation is a portfolio of leading outdoor and active brands, including The North Face®, Vans® and Timberland®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit vfc.com.
Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as “reported” unless otherwise specified. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to results “excluding Dickies®” and “Adjusted excluding Dickies”, which are described under the heading “Dickies Divestiture”. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charge and Non-cash Impairment Charge”. Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This release refers to VF's third quarter of Fiscal 2026 as Q3'26, and similarly Q3'25 denotes VF's third quarter of Fiscal 2025, etc. VF defines “free cash flow” as cash flow from continuing operations less capital expenditures and software purchases and defines “net debt” as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet.
Change in Reportable Segments
VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an “All Other” category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results in this release reflect the new segments for all periods presented.
Dickies Divestiture
On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business (“Dickies”) and on November 12, 2025, VF completed the sale of Dickies. “Reported” amounts present VF's third quarter Fiscal 2026 results in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and include Dickies results in continuing operations through the date of sale, as the Dickies sale did not qualify for discontinued operations presentation under GAAP. References to results “excluding Dickies®” and “Adjusted excluding Dickies” exclude the results of Dickies for all periods presented. VF believes this non-GAAP presentation provides investors with useful information regarding VF’s current business trends and performance of VF’s operations, post the closing of the sale of Dickies.
Discontinued Operations - Supreme
On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale.

Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with GAAP, which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charge and Non-cash Impairment Charge
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $5 million in the third quarter of Fiscal 2026 and $51 million in the first nine months of Fiscal 2026.
The adjusted amounts in this release exclude transaction and deal related activities associated with the divestiture of Dickies, including expenses and an estimated pre-tax gain on sale. Total transaction and deal related activities, included expenses of approximately $8 million in the third quarter and $10 million in the first nine months of Fiscal 2026 and an estimated pre-tax gain on sale of approximately $139 million in the third quarter and first nine months of Fiscal 2026.
The adjusted amounts in this release exclude a non-cash pension settlement charge of approximately $34 million in the third quarter and first nine months of Fiscal 2026. The pension settlement charge resulted from lump-sum payments of retirement benefits related to the termination of the U.S. qualified plan, which is expected to be completed by the end of Fiscal 2026.
The adjusted amounts in this release exclude a non-cash impairment charge related to the Napapijri reporting unit goodwill of approximately $31 million in the third quarter and first nine months of Fiscal 2026.
Combined, the above items positively impacted earnings per share by $0.20 during the third quarter of Fiscal 2026 and $0.10 during the first nine months of Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information.
Forward-looking Statements
Certain statements included in this release are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program, “The VF Way” and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio, including the completed sale of the Dickies® brand; VF’s ability to execute, and realize benefits, successfully, or at all, from the completed sale of the Dickies® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, and the U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2025
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended December 2025	As Reported under GAAP	Reinvent (a)	Impairment and Pension Settlement Charge (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$2,875,801	$—	$—	$—	$2,875,801	$55,747	$2,820,054
Gross profit	1,628,341	214	—	—	1,628,555	21,475	1,607,080
Percent	56.6%				56.6%		57.0%
Selling, general and administrative expenses	1,308,571	(4,885)	—	(8,173)	1,295,513	29,430	1,266,083
Percent	45.5%				45.0%		44.9%
Operating income (loss)	289,054	5,099	30,716	8,173	333,042	(7,955)	340,997
Percent	10.1%				11.6%		12.1%
Diluted earnings (loss) per share from continuing operations (e)	0.76	0.01	0.14	(0.34)	0.56	(0.01)	0.58

Nine Months Ended December 2025	As Reported under GAAP	Reinvent (a)	Impairment and Pension Settlement Charge (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$7,439,173	$—	$—	$—	$7,439,173	$309,255	$7,129,918
Gross profit	4,039,787	4,257	—	—	4,044,044	136,662	3,907,382
Percent	54.3%				54.4%		54.8%
Selling, general and administrative expenses	3,494,006	(47,107)	—	(10,194)	3,436,705	125,428	3,311,277
Percent	47.0%				46.2%		46.4%
Operating income	515,065	51,364	30,716	10,194	607,339	11,235	596,104
Percent	6.9%				8.2%		8.4%
Diluted earnings per share from continuing operations (e)	0.95	0.10	0.14	(0.34)	0.85	0.02	0.83
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $5.1 million and $51.4 million in the three and nine months ended December 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $8.1 million and $25.3 million in the three and nine months ended December 2025, respectively. Reinvent resulted in a net tax benefit of $1.6 million and $11.9 million in the three and nine months ended December 2025, respectively.
The Company incurred $207.7 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027.
(b) VF recognized a non-cash impairment charge related to the Napapijri reporting unit goodwill of $30.7 million during the three and nine months ended December 2025.
A non-cash pension settlement charge of $34.0 million was recorded in the other income (expense), net line item during the three and nine months ended December 2025. The pension settlement charge resulted from lump-sum payments of

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2025
(Unaudited)
(In thousands, except per share amounts)

retirement benefits due to the termination of the U.S. qualified plan, which is expected to be completed by the end of Fiscal 2026.
The impairment and pension settlement charge resulted in a net tax benefit of $9.4 million in the three and nine months ended December 2025.
(c) Transaction and deal related activities include costs associated with the divestiture of Dickies, which totaled $8.2 million and $10.2 million for the three and nine months ended December 2025, respectively. Additionally, the activities include an estimated pre-tax gain on sale related to the divestiture of Dickies totaling $139.1 million recorded in the other income (expense), net line item in the Consolidated Statements of Operations in the three and nine months ended December 2025. The transaction and deal related activities resulted in a net tax benefit of $5.4 million and $5.9 million in the three and nine months ended December 2025, respectively.
(d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and nine months ended December 2025 on an adjusted basis. This column excludes transaction and deal related costs as described above. The adjusted contribution from Dickies resulted in a net tax benefit of $2.6 million and a net tax expense of $3.3 million for the three and nine months ended December 2025, respectively.
(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings (loss) per share impacts were calculated using 397,157,000 and 394,414,000 weighted average common shares for the three and nine months ended December 2025, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, an impairment and pension settlement charge and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2024
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended December 2024	As Reported under GAAP	Reinvent (a)	Impairment Charge (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$2,833,912	$—	$—	$—	$2,833,912	$133,599	$2,700,313
Gross profit	1,595,174	—	—	—	1,595,174	59,038	1,536,136
Percent	56.3%				56.3%		56.9%
Selling, general and administrative expenses	1,318,397	(47,282)	—	—	1,271,115	53,450	1,217,665
Percent	46.5%				44.9%		45.1%
Operating income	225,777	47,282	51,000	—	324,059	5,588	318,471
Percent	8.0%				11.4%		11.8%
Diluted earnings per share from continuing operations (e)	0.43	0.09	0.10	—	0.62	0.01	0.61

Nine Months Ended December 2024	As Reported under GAAP	Reinvent (a)	Impairment Charge (b)	Transaction and Deal Related Activities (c)	Adjusted	Less: Adjusted Contribution from Dickies (d)	Adjusted Excluding Dickies
Revenues	$7,360,920	$—	$—	$—	$7,360,920	$402,793	$6,958,127
Gross profit	3,941,409	412	—	—	3,941,821	172,726	3,769,095
Percent	53.5%				53.6%		54.2%
Selling, general and administrative expenses	3,513,749	(105,998)	—	(490)	3,407,261	151,604	3,255,657
Percent	47.7%				46.3%		46.8%
Operating income	376,660	106,410	51,000	490	534,560	21,123	513,437
Percent	5.1%				7.3%		7.4%
Diluted earnings per share from continuing operations (e)	0.56	0.20	0.10	—	0.87	0.05	0.82
Notes:
(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $47.3 million and $106.4 million in the three and nine months ended December 2024, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $28.9 million and $60.0 million in the three and nine months ended December 2024, respectively. Reinvent resulted in a net tax benefit of $12.0 million and $26.7 million in the three and nine months ended December 2024, respectively.
(b) VF recognized a non-cash impairment charge related to the Dickies indefinite-lived trademark intangible asset of $51.0 million during the three and nine months ended December 2024. The impairment charge resulted in a net tax benefit of $10.5 million in the three and nine months ended December 2024. Because Dickies is not considered a discontinued operation, the impairment is considered an adjustment to derive the Adjusted non-GAAP measure.
(c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the nine months ended December 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the nine months ended December 2024.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Nine Months Ended December 2024
(Unaudited)
(In thousands, except per share amounts)
(d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and nine months ended December 2024 on an adjusted basis. This column excludes a noncash impairment charge as described above. The adjusted contribution from Dickies resulted in a net tax expense of $1.1 million and $4.1 million for the three and nine months ended December 2024, respectively.
(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 393,908,000 and 391,435,000 weighted average common shares for the three and nine months ended December 2024, respectively.
Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, an impairment charge and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 2025
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$1,926,008	$(53,668)	$1,872,340
Active segment	671,835	(17,774)	654,061
All Other	277,958	(6,736)	271,222
Total revenues	$2,875,801	$(78,178)	$2,797,623
Segment profit (loss):
Outdoor segment	$407,726	$(11,820)	$395,906
Active segment	(4,622)	(1,645)	(6,267)
Total segment profit	403,104	(13,465)	389,639
Impairment of goodwill	(30,716)	—	(30,716)
Corporate and other income (expenses) (a)	10,030	397	10,427
Interest expense, net	(34,611)	(479)	(35,090)
“All Other” profit	15,052	(141)	14,911
Income from continuing operations before income taxes	$362,859	$(13,688)	$349,171
Diluted earnings per share change from continuing operations	76%	(6%)	70%
(a) An estimated pre-tax gain on the sale of Dickies of $139.1 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended December 2025. In addition, a pension settlement charge of $34.0 million related to the termination of the U.S. qualified plan was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended December 2025.
Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information - Constant Currency Basis
(Unaudited)
(In thousands, except per share amounts)

	Nine Months Ended December 2025
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Revenues:
Outdoor segment	$4,401,953	$(103,023)	$4,298,930
Active segment	2,132,272	(41,285)	2,090,987
All Other	904,948	(18,495)	886,453
Total revenues	$7,439,173	$(162,803)	$7,276,370
Segment profit:
Outdoor segment	$666,196	$(18,815)	$647,381
Active segment	117,964	(6,258)	111,706
Total segment profit	784,160	(25,073)	759,087
Impairment of goodwill	(30,716)	—	(30,716)
Corporate and other expenses (a)	(190,202)	1,017	(189,185)
Interest expense, net	(121,940)	(1,473)	(123,413)
“All Other” profit	63,245	(2,103)	61,142
Income from continuing operations before income taxes	$504,547	$(27,632)	$476,915
Diluted earnings per share change from continuing operations	69%	(11%)	58%
(a) An estimated pre-tax gain on the sale of Dickies of $139.1 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the nine months ended December 2025. In addition, a pension settlement charge of $34.0 million related to the termination of the U.S. qualified plan was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the nine months ended December 2025.
Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.